UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 19, 2006
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01     Regulation FD Disclosure
The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Proposed Acquisition Financing
On April 19, 2006, Del Monte Corporation (“DMC”), a wholly-owned subsidiary of Del Monte Foods Company (“DMFC” and, collectively with its direct and indirect subsidiaries, including DMC, “Del Monte”) intends to meet with current and potential lenders in connection with a proposed amendment to, and increase of, Del Monte’s current senior secured credit facility (as so amended and increased, the “Proposed Credit Facility”).
The total amount of term and revolving loan commitments under the Proposed Credit Facility is anticipated to be up to $1,880.5 million, consisting of up to $1,480.5 million in total term loan commitments and total revolving credit facility commitments of $400.0 million. The current amounts outstanding under Del Monte’s current Term Loan facility consist of a Term A loan in the amount of $450 million and a Term B loan in the amount of $148.9 million. There currently are no outstanding funded revolving loans, and there currently are $54.0 million in outstanding letters of credit, under Del Monte’s existing $350.0 million revolving credit facility.
The incremental borrowings under the Proposed Credit Facility are anticipated to be used, together with cash on hand and the net cash proceeds from the previously announced proposed divestiture of DMC’s private label soup and infant feeding businesses (the “Divestiture”), to fund DMC’s previously announced proposed acquisitions (the “Acquisitions”) of (i) Meow Mix Holdings, Inc. (“Meow Mix”) for approximately $705 million and (ii) certain pet product assets, including the Milk-Bone brand (“Milk-Bone”), from Kraft Foods Global, Inc. for approximately $580 million, as well as to fund transaction costs relating to the Acquisitions. The Divestiture is expected to be consummated prior to the end of April 2006. The Acquisitions are anticipated to be consummated in May 2006, assuming regulatory approval, or later. Each of the Divestiture and Acquisitions is subject to customary closing conditions. The Divestiture and the Acquisitions are collectively referred to herein as the “Transactions.”
The net cash proceeds (taking into account deductions for transaction related expenses, mandatory term loan repayment (estimated to be $43.0 million) and estimated cash taxes) from the Divestiture are anticipated to be approximately $172.0 million. Free cash flow for fiscal 2006 is expected to be in excess of $200.0 million. DMC anticipates that it will use approximately $218.0 million in other cash on hand (i.e. other than net cash proceeds from the Divestiture) as a portion of the funding of the aggregate purchase price for the Acquisitions.
The incremental Term loan commitments under the Proposed Credit Facility are anticipated to consist of up to $925.0 million in Term B loan commitments, of which DMC expects to fund a total of approximately $850.0 million in the aggregate in connection with the financing of the Acquisitions (assuming that all of the Transactions are consummated by the end of May 2006).

The Proposed Credit Facility is anticipated to give DMC the flexibility to draw the new Term B loans in separate installments to provide funding with respect to each Acquisition, subject in each case to customary closing conditions, including the condition that any such draw must occur on or prior to December 31, 2006. Del Monte anticipates that it also will draw on the revolving credit facility to provide a portion of the funding for the Acquisitions; such amount is currently anticipated to be approximately $75 million.
It is anticipated that the Term A loans will be due in full on February 8, 2011, and that the Term B loans will be due in full on February 8, 2012. The revolving credit facility is anticipated to mature, and the commitments thereunder are anticipated to terminate, on February 8, 2011. Scheduled amortization with respect to the Term A loans is anticipated to be approximately the following percentages of outstanding principal as of the effective date of the Proposed Credit Facility: 2.5% for fiscal year 2007, 5.0% for fiscal year 2008, 7.5% for fiscal year 2009, 10.0% for fiscal year 2010, and 75.0% for fiscal year 2011. Scheduled amortization with respect to the Term B loans is anticipated to be approximately 1.00% per annum with respect to each of the quarterly payments commencing on July 28, 2006 through January 28, 2011, with the remaining 95.25% due in four approximately equal installments commencing on April 29, 2011 and ending on the February 8, 2012 maturity date. Upon the consummation of the second of the two Acquisitions, the scheduled amortization with respect to the Term B loans is anticipated to be recalculated to reflect the higher total principal amount, with scheduled amortization for the remaining quarterly payments through and including the payment due on January 28, 2011 to reflect approximately 1.00% per annum of the total Term B principal outstanding upon (and giving effect to) such consummation and the balance of such principal due in four approximately equal installments commencing on April 29, 2011 and ending on the February 8, 2012 maturity date. Scheduled amortization payments with respect to the Term A and Term B loans are anticipated to be subject to reduction on a pro rata basis upon mandatory and voluntary prepayments on terms and conditions similar to those set forth in Del Monte’s existing credit facility.
The interest rate margins applicable to amounts outstanding under the Term A loans, Term B loans and the revolving credit facility are anticipated to be substantially similar, taken as a whole, as those currently in effect. Del Monte anticipates that the revolving credit facility commitment fee and the letter of credit sublimit under the Proposed Credit Facility will be the same as the revolving credit facility commitment fee and the letter of credit sublimit, respectively, as are currently in effect.
It is anticipated that the Proposed Credit Facility will be guaranteed by DMFC and certain domestic subsidiaries of DMC. DMC’s obligations under the Proposed Credit Facility are anticipated to be secured by a lien on substantially all of its assets. It is anticipated that DMFC’s obligations under its guaranty will be secured by a pledge of the stock of DMC and the obligations of each subsidiary guarantor under its guaranty will be secured by a lien on substantially all of each such subsidiary guarantor’s assets.
Under the terms of the Proposed Credit Facility, Del Monte anticipates that it will be required to meet certain financial tests, including a maximum leverage ratio and a minimum fixed charge coverage ratio. The maximum permitted leverage ratio is anticipated to be higher than the maximum permitted leverage ratio currently in effect, and is expected to be subject to reductions over time. In addition, it is anticipated that the Proposed Credit Facility will contain customary negative and affirmative covenants comparable to those in Del Monte’s existing credit facility. Del Monte anticipates that the Proposed Credit Facility will contain customary events of default, funding conditions, yield protection provisions, representations and warranties and other customary provisions for senior secured credit facilities.
The foregoing discussion of potential terms of the Proposed Credit Facility is subject to consummation of such Proposed Credit Facility and is a summary of contemplated material terms as of the date hereof. However, the Proposed Credit Facility may not be consummated, and if consummated, may contain materially different terms from the ones described above. In addition, the consummation of each Transaction remains subject to customary closing conditions that may not be satisfied on a timely basis, if at all. The actual closing date for each of the Transactions may differ materially from the estimates provided herein. There can be no guarantee that Del Monte will consummate all or any of the Transactions, and it may consummate one or more, but not all, of the Transactions.
Seasonal Revolver Usage
Del Monte’s existing revolving credit facility is anticipated to be increased from its current commitment level of $350.0 million to $400.0 million as part of the Proposed Credit Facility. Revolver utilization of Del Monte’s existing revolving credit facility for fiscal 2005 and fiscal 2006 to date showed peak usage of $207 million and $77 million, respectively, and average usage of $63 million and $12 million, respectively. Such usage excludes approximately $55 million in outstanding standby letters of credit in both years.
Pacer Global Logistics Matter
DMC filed a Notice of Arbitration with the American Arbitration Association (“AAA”) on February 15, 2006, which initiated arbitration proceedings against Pacer Global Logistics (“Pacer”). DMC alleged that Pacer breached the Logistics Services Agreement (the “Pacer Agreement”) entered into between the companies on April 4, 2005, effective as of March 4, 2005. DMC is seeking damages of $40 million. Pacer filed a Demand for Arbitration with AAA on March 9, 2006, as amended on April 4, 2006, in which Pacer asserted claims against DMC for breach of the Pacer Agreement. Pacer is seeking a declaration of its ability to terminate the Pacer Agreement and damages of $22.5 million. DMC has denied Pacer’s claims. DMC believes it has accrued adequate reserves to cover any material liability in this matter. Although the parties have been unable to negotiate a formal termination of the Pacer Agreement, DMC plans to begin using a different transportation services provider beginning on May 1, 2006.

Use of Non-GAAP Financial Measures
In connection with the Proposed Credit Facility, Del Monte will also make available to current and potential lenders materials that include EBITDA and adjusted EBITDA, each non-GAAP financial measures.
EBITDA is defined as net income before depreciation and amortization; interest expense, net of interest income; and income taxes. Management believes that the presentation of EBITDA may provide useful information to lenders regarding Del Monte with respect to trending, analyzing and benchmarking the performance and value of the Company’s business. Del Monte’s EBITDA, with certain adjustments (different from those described below), is used as a measure in Del Monte’s debt covenants in its existing credit facilities, and it is anticipated that EBITDA, with certain adjustments (different from those described below), will be used to measure Del Monte’s compliance with debt covenants under the Proposed Credit Facility.
Del Monte has provided below its adjusted EBITDA (fiscal 2005, fiscal 2004, last twelve months ended January 29, 2006, and the nine-month periods ended January 29, 2006 and January 30, 2005), as further described below. Del Monte believes these non-GAAP financial measures may be useful in developing consistent period-to-period comparisons. The adjustments to Del Monte’s GAAP results include expenses, gains and losses related to integration and merger-related items in connection with those certain businesses acquired from H.J. Heinz Company in December 2002 (the “2002 Acquired Businesses”), restructuring in connection with the 2002 Acquired Businesses, debt refinancing, the Kal Kan litigation and other matters. Del Monte uses these non-GAAP financial measures internally to focus management on period-to-period changes in its businesses and believes this information may also be helpful to lenders. Del Monte cautions readers that the non-GAAP financial measures presented are intended to supplement its GAAP results and are not a substitute for such results.
EBITDA and adjusted EBITDA have limitations as analytical tools, and readers should not consider these financial measures in isolation, or as a substitute for analysis of Del Monte’s results as reported under generally accepted accounting principles. Some of these limitations are:
•	EBITDA and adjusted EBITDA do not reflect Del Monte’s cash expenditures, or future requirements for capital expenditures or contractual commitments;
•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, Del Monte’s working capital needs;
•	EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on Del Monte’s debts;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and
•	other companies in Del Monte’s industry may calculate EBITDA and adjusted EBITDA differently than Del Monte does, limiting its usefulness as a comparative measure company to company.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as measures of discretionary cash available to Del Monte to invest in the growth of its business.
The following table provides EBITDA and adjusted EBITDA (fiscal 2005, fiscal 2004, last twelve months ended January 29, 2006, and the nine-month periods ended January 29, 2006 and January 30, 2005). For fiscal 2005, fiscal 2004, the last twelve months ended January 29, 2006, and the nine-month periods ended January 29, 2006 and January 30, 2005, the following table also provides a reconciliation of historical net income of Del Monte (computed in accordance with GAAP) to such EBITDA and adjusted EBITDA.

	Del Monte Foods Company
	EBITDA Reconciliation
	(in millions)
	Fiscal Year				9 Months Ended
								LTM
	2004		2005		Jan 30, '05		Jan 29, '06	Jan 29, '06

Net Income	164.6		117.9		98.6		112.0	131.3

Less: (Income)/Loss from Discontinued Operations	(3.9)		0.7		0.4		(1.0)	(0.7)

Adjustments to derive EBITDA
Provisions for income taxes	90.5		71.7		60.6		65.0	76.1
Interest Expense	129.0		130.8		76.4		66.8	121.2
Depreciation and Amortization	89.5		91.0		68.2		70.9	93.7
Calculation adjustments (a)	(3.1)		(2.9)		(2.1)		(2.6)	(3.4)

EBITDA	466.6		409.2		302.1		311.1	418.2

Non-GAAP Adjustments
Operating Income	44.5	(b)	33.4	(c)	20.2	(d)	—	13.2 (e)
Calculation Adjustments	(0.7	) (f)	—		—		—	—

Adjusted EBITDA	$510.4		$442.6		$322.3		$311.1	$431.4

(a)	Represents adjustments to eliminate duplicative reporting within interest expense and depreciation and amortization expense.
(b)	These non-GAAP adjustments represent integration and restructuring expenses related to the expansion of soup production in the Company’s Mendota facility ($6.4), employee termination benefits and retention bonuses ($9.0), distribution network optimization ($9.4), packaging design integration ($9.6) and various other integration costs ($10.1).
(c)	These non-GAAP adjustments represent integration expenses ($24.8), Kal Kan litigation, including legal fees ($7.5), certain debt refinancing costs ($0.5), and the write off of an unused trade name ($0.6).
(d)	These non-GAAP adjustments represent integration expense ($16.0) and Kal-Kan litigation, including legal fees ($4.2).
(e)	These non-GAAP adjustments represent integration expenses ($8.8), Kal Kan litigation, including legal fees ($3.3), certain debt refinancing costs ($0.5), and the write off of an unused trade name ($0.6).
(f)	Represents adjustments to eliminate duplicative reporting within integration expense and depreciation and amortization expense.

Cautionary Statement Regarding Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time hereof. Forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “anticipate,” “expect” and words of similar meaning. The forward-looking statements contained in this Current Report include statements related to (i) the offering of the Proposed Credit Facility, including the terms related to such transaction and the timing of completion of such transaction, (ii) the Transactions and the timing thereof, (iii) Del Monte’s free cash flow for fiscal 2006, and (iv) anticipated sources and uses of funds with respect to the financing of the Acquisitions, including cash proceeds of the Divestiture, the amount of debt anticipated to be incurred in connection with the financing of the Acquisitions (including the amount of additional Term debt to be incurred and the amount under the Revolver to be drawn) and cash on hand.
     Forward-looking statements involve inherent risks and uncertainties and Del Monte cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Such factors include market conditions affecting the Proposed Credit Facility, including the potential consummation, timing and terms thereof; failure to satisfy conditions necessary to consummate the Proposed Credit Facility and any or all of the Transactions, on a timely basis, if at all, including without limitation the failure to obtain Hart-Scott-Rodino approval or other regulatory approvals; other issues affecting the expected closing or consequences of the Transactions;, other costs associated with the planned Transactions; the future financial results and cash flow of Del Monte; and Del Monte’s future business plans at and after the time of any consummation of the Proposed Credit Facility and any or all of the Transactions. Factors that may affect Del Monte’s future financial results, cash flow, and business plans are described in more detail, from time to time, in Del Monte’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Del Monte does not undertake to update any of these statements in light of new information or future events.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: April 19, 2006	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

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